CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Large Cap Growth Fund in the John Hancock Equity Funds Prospectus and "Independent Auditors" in the John Hancock Large Cap Growth Fund Class A, Class B, and Class C Shares Statement of Additional Information and to the inclusion in Post-Effective Amendment No. 46 to the Registration Statement (Form N-1A, No. 33-31675) of our report dated December 4, 2000 on the financial statements and financial highlights of John Hancock
Large Cap Growth Fund.



                                                            /s/ERNST & YOUNG LLP
                                                            --------------------

Boston, Massachusetts
February 22, 2000